UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2026

Date of Report (Date of earliest event reported)

Atlantic Acquisition Corp I

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43341	41-2462795
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

270 Sylvan Avenue Suite 2230
Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 899-4470

JAB Acquisition Corp I

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one redeemable warrant and one right to receive one-fourth (1/4th) of one Class A ordinary share	ATLQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ATLQ	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Class A ordinary share	ATLQW	The Nasdaq Stock Market LLC
Rights to receive one-fourth (¼th) of one Class A ordinary share	ATLQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2026, at the Extraordinary General Meeting of Shareholders (the “EGM”), shareholders of JAB Acquisition Corp I, now known as Atlantic Acquisition Corp I (the “Company”), approved by special resolution (a) the change of the Company’s name from JAB Acquisition Corp I to Atlantic Acquisition Corp I, effective immediately upon such approval, and (b) the adoption of amended and restated Memorandum and Articles of Association in substitution for and to the exclusion of the Company’s existing Memorandum and Articles of Association to reflect the name change. The name change became effective on November 9, 2026.

The information set forth in this Item 5.03 is not intended to be complete and is qualified in its entirety by the full text of the Amended and Restated Memorandum and Articles of Association, a copy of which is included as Annex A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 23, 2026 (the “Proxy Statement”). The amended and restated Memorandum and Articles of Association are filed as Exhibit 3.1 hereto by incorporation by reference to the Proxy Statement and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

As noted above, on November 9, 2026, the Company held the EGM. The following matters were submitted to a vote of the Company’s shareholders at the EGM:

1) A special resolution to approve the change of the name of the Company from “JAB Acquisition Corp I” to “Atlantic Acquisition Corp I” (the “Name Change” and such proposal, the “Name Change Proposal”);

2) A special resolution to approve the adoption of the amended and restated Memorandum and Articles of Association to reflect the Name Change (the “Amended and Restated Memorandum and Articles of Association” and such proposal, the “Amended and Restated Memorandum and Articles of Association Proposal”);

3) An ordinary resolution to approve the adjournment of the EGM to a later date or dates, to be determined by the Chairman of the EGM or indefinitely, if necessary or convenient, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the EGM, there are not sufficient votes to approve the Name Change Proposal and/or the Amended and Restated Memorandum and Articles of Association Proposal or if the Board determines that additional time is necessary to effectuate the Name Change (the “Adjournment Proposal”).

At the EGM, a total of 19,763,705 Class A and Class B ordinary shares of the Company (the “Ordinary Shares”) were represented in person or by proxy, out of 28,462,143 outstanding Ordinary Shares. This constituted the required quorum under Cayman Islands’ law. Set forth below are the numbers of votes for, against and abstaining, broker non-votes and affirmative voting percentages as to each matter (as a percentage of votes cast). Each special resolution required at least two-thirds of the votes cast by shareholders entitled to vote who voted in person or by proxy, and the ordinary resolution required a simple majority of the votes cast. The affirmative voting percentages are based on votes cast, excluding abstentions and broker non-votes.

1. The Name Change Proposal.

For	Against	Abstain	Broker Non-Vote	% Votes Affirmative
19,763,705	0	0		100%

2.	Amended and Restated Memorandum and Articles of Association Proposal:

For	Against	Abstain	Broker Non-Vote*	% Votes Affirmative
17,034,694	0	0	2,729,011	100%

*	Broker non-votes and abstentions do not count as votes cast.

3.	The Adjournment Proposal:

For	Against	Abstain	Broker Non-Vote	% Votes Affirmative
19,763,705	0	0		100%

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1

Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 23, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 12, 2026	Atlantic Acquisition Corp I
(Registrant)

	By:	/s/ Joshua Jagid
	Name:	Joshua Jagid
	Title:	Chief Executive Officer

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